                                                                    EXHIBIT 2.03

                                AMENDMENT NUMBER TWO TO
                               REORGANIZATION AGREEMENT


    THIS AMENDMENT NUMBER TWO TO REORGANIZATION AGREEMENT is made and entered into this 29th day of February, 1996 by and between FIRST MIDLOTHIAN CORPORATION, a Texas corporation located in Midlothian, Texas ("First Midlothian"); FIRST NATIONAL BANK, a national banking association located in Midlothian, Texas ("First Bank"); all those individuals who have subscribed their names hereto individually and as a director (hereinafter referred to singly as a "Director" and collectively as the "Directors"); SURETY BANK, NATIONAL ASSOCIATION, a national banking association located in Lufkin, Texas ("Surety Bank"); and SURETY CAPITAL CORPORATION, a Delaware corporation located in Hurst, Texas ("Surety") (sometimes collectively referred to herein as the "parties").

    WHEREAS, the parties have agreed to amend the October 17, 1995 Reorganization Agreement by and between First Midlothian, First Bank, the Directors, Surety Bank and Surety, as same was amended by AMENDMENT NUMBER ONE TO REORGANIZATION AGREEMENT made and entered into on the 16th day of January, 1996, (collectively the "Reorganization Agreement"), as set forth herein;

    NOW THEREFORE, for and in consideration of the covenants, terms and conditions of the Reorganization Agreement and the mutual benefits to the parties established by this Amendment Number Two to Reorganization Agreement, the parties agree that the following sections of the Reorganization Agreement are hereby amended as follows:

    1. SECTION 7 - CONDITIONS TO SURETY AND SURETY BANK'S OBLIGATIONS SHALL BE AMENDED TO ADD A SUBSECTION (k) TO READ IN FULL AS FOLLOWS:

         (k) LOAN LOSS RESERVE AND REO PRE-CLOSING ADJUSTMENTS. Immediately prior to closing its books for the consummation of the transactions contemplated by this Plan and the Merger Agreements, First Bank shall make certain adjustments to its loan loss reserves and its ORE property as more particularly set forth in the letter dated February 29, 1996 from Surety to First Bank, a copy of which is attached hereto as SCHEDULE 7(K) and incorporated herein for all purposes (such adjustments to be hereafter referred to as the "Pre-Closing Loan Loss/REO Adjustments").

    2.   SECTION 12(a) IS REVISED TO READ IN FULL AS FOLLOWS:

              (a) The Directors, each in their individual and representative capacity, jointly and severally, shall be responsible for all federal, state, and local income, franchise, and other tax liabilities of either First Midlothian or First Bank for all periods prior to the consummation of the Mergers and for solely federal income and Texas franchise tax liabilities that are incurred by

         Surety, Surety Bank, Newco, First Midlothian, or First Bank as a result of any of the transactions contemplated by the Mergers and/or the subsequent liquidation of First Midlothian being held to be a taxable acquisition or disposition of assets or other taxable transaction (collectively the "Tax Liabilities"); PROVIDED HOWEVER, that the foregoing definition of Tax Liabilities shall not include Tax Liabilities that are directly attributable to the utilization by Surety or Surety Bank for tax purposes of the Pre-Closing Loan Loss/REO Adjustments as carry-back items to a tax period ending prior to the consummation of the Mergers or from the utilization of the Pre-Closing Loan Loss/REO Adjustments in the current tax period.

    3.   SECTION 12(i) IS REVISED TO READ IN FULL AS FOLLOWS:

              (i) Surety, as the parent of that group of affiliate companies filing a federal consolidated income tax return, and as the party responsible for the filing or causing to be filed any Texas franchise tax returns for itself or for its affiliates, shall be obligated to pay to the shareholders of First Midlothian any decrease in federal income taxes or Texas franchise tax realized by Surety and its affiliates because of either an audit adjustment, amended tax return or claim for refund that is directly attributable to the activities of First Midlothian and/or First Bank for the pre-merger period for which such shareholders have not been previously compensated; PROVIDED HOWEVER, that such pre-merger period decreases in federal income taxes or Texas franchise tax for which such shareholders shall be compensated under the foregoing shall not include any pre-merger decreases directly attributable to the utilization by Surety of the Pre-Closing Loan Loss/REO Adjustments. If statutory interest is received by Surety in connection with such audit adjustment, amended tax return, or claim for refund, this amount shall also be paid to such shareholders, except to the extent directly attributable to Surety's utilization of the Pre-Closing Loan Loss/REO Adjustments.
         Any amounts owed to the shareholders of First Midlothian shall be paid within fifteen (15) days of Surety's receipt of same.

    4. Except as specifically amended by this Amendment Number Two to Reorganization Agreement, the Reorganization Agreement by and between the parties shall remain in full force and effect.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be signed in counterparts all as of the date first above written.

                             FIRST MIDLOTHIAN CORPORATION,
                             a Texas corporation



                             By: /s/ Danny D. Rodgers
                             ---------------------------------------------
                                Danny D. Rodgers, Vice President

                             FIRST NATIONAL BANK,
                             a national banking association



                             By: /s/ Danny D. Rodgers
                             ----------------------------------------------
                                Danny D. Rodgers, Chairman



                              /s/ Billie Jo Duran
                             -----------------------------------------------
                             Billie Jo Duran, Individually and as a Director of First Midlothian Corporation and First National Bank



                              /s/ Charles L. Duran
                             ------------------------------------------------
                             Charles L. Duran, Individually and as a Director of First Midlothian Corporation and First National Bank



                              /s/ V. H. Easterwood, Jr.
                             ------------------------------------------------
                             V. H. Easterwood, Jr., Individually and as a
                             Director of First Midlothian Corporation and First National Bank



                              /s/ Lou E. Rodgers
                             ------------------------------------------------
                             Lou E. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank



                              /s/ Danny D. Rodgers
                             ------------------------------------------------
                             Danny D. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank

                             ------------------------------------------------
                             J. C. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank



                              /s/ J. D. Rodgers
                             ------------------------------------------------
                             J. D. Rodgers, Individually and as a Director of First Midlothian Corporation and First National Bank



                              /s/ E. L. Webb
                             -------------------------------------------------
                             E. L. Webb, Individually and as a Director of First Midlothian Corporation and First National Bank

                             SURETY BANK, NATIONAL ASSOCIATION,
                             a national banking association



                             By:  /s/ Bobby W. Hackler
                             -------------------------------------------------
                             Its: President
                             -------------------------------------------------

                             SURETY CAPITAL CORPORATION,
                             a Delaware corporation



                             By: /s/ Bobby W. Hackler
                             -------------------------------------------------
                             Its: Senior Vice President
                             -------------------------------------------------